                                                                     Exhibit 4.1


                              EIGHTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS EIGHTH AMENDMENT ("Eighth Amendment") made as of June 30, 1997 by and among PITT-DES MOINES, INC., a Pennsylvania corporation, as borrower (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), WELLS FARGO BANK, N.A. and AMERICAN NATIONAL BANK, as lenders (individually "PNC", "Wells" and "American" and a "Bank" and collectively the "Banks"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank) as agent for the Banks (in such capacity the "Agent"), and PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), as the issuer of Letters of Credit (in such capacity the "Issuing Bank"), amends certain provisions of that certain Amended and Restated Credit Agreement dated as of June 30, 1992 as previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 10, 1992, the Second Amendment to Amended and Restated Credit Agreement dated as of June 10, 1993, the Third Amendment to Amended and Restated Credit Agreement dated as of December 16, 1993, the Fourth Amendment to Amended and Restated Credit Agreement dated as of June 24, 1994, the Fifth Amendment to Amended and Restated Credit Agreement dated as of December 8, 1994 and, the Sixth Amendment to Amended and Restated Credit Agreement dated as of May 31, 1995 and the Seventh Amendment to Amended and Restated Credit Agreement dated as of June 30, 1996 (said Amended and Restated Credit Agreement as so amended herein referred to as the "Original Credit Agreement").


                                 WITNESSETH:

     WHEREAS, the Borrower, the Banks, the Issuing Bank and the Agent wish to amend the Original Credit Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants made herein and in the Original Credit Agreement and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I
                    AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

     Section 1.01  Amendments to Subsection 9.1 of Original Credit
                   -----------------------------------------------
Agreement.  (i) The following definition set forth in Subsection 9.1 of the
---------
Original Credit Agreement is hereby amended and restated as follows:

          "Governmental Person" means the government of the United States, the government of Canada or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the Federal Deposit Insurance Company, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

          "Maturity Date" means December 31, 1999 or such later date as is ultimately determined in accordance with Subsection 1.1g hereof.

          "Significant Subsidiaries" means collectively General, Oregon and Strocal.

     (ii) The following new definition is inserted into Section 9.1 of the Original Credit Agreement in alphabetical order:

          "Eighth Amendment" shall mean that Eighth Amendment to Amended and Restated Credit Agreement dated as of June 30, 1997 between the Borrower, the Banks, the Agent and the Issuing Bank.

          "General" means General Steel Corporation, a Washington corporation and a Subsidiary of the Borrower.

     Section 1.02  Amendments to Section 5.7(vi) of the Original Credit
                   ----------------------------------------------------
Agreement. Section 5.7 (vi) of the Original Credit Agreement is hereby amended
---------
to delete the reference to $7,500,000 and substitute in place thereof a reference to $10,000,000.

     Section 1.03  Amendments to Schedules to the Original Credit Agreement.
                   --------------------------------------------------------
Schedule 3.1b and Schedule 3.9 to the original Credit Agreement are deleted and
Schedule 3.1b and Schedule 3.9 attached to this Eighth Amendment are substituted in place thereof.

     Section 1.04  No Other Amendments.  The amendments to the Original Credit
                   -------------------
Agreement set forth in Sections 1.01 through 1.03 hereof do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Eighth Amendment, the provisions of the Original Credit Agreement. The amendments set forth in Sections 1.01 through 1.03 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Banks, the Issuing Bank or the Agent under the Original Credit Agreement with respect to any such violation.

                                   ARTICLE II
                    BORROWER'S SUPPLEMENTAL REPRESENTATIONS

     As an inducement to the Banks, the Issuing Bank and the Agent to enter into this Eighth Amendment hereunder, the Borrower represents and warrants that:

     Section 2.01  Incorporation by Reference.  Borrower hereby incorporates
                   --------------------------
herein by reference and repeats herein for the benefit of the Banks, the Issuing Bank and the Agent the representations and warranties made by it in Sections 3.1 through 3.20, both inclusive, of the Original Credit Agreement and for purposes hereof such representations and warranties, shall be deemed to extend to and cover this Eighth Amendment.


                                  ARTICLE III
                                 MISCELLANEOUS

     Section 3.01  Ratification of Terms.  This Eighth Amendment shall be
                   ---------------------
construed in connection with and as part of the Original Credit Agreement; and the Original Credit Agreement is hereby amended and modified to include this Eighth Amendment. Except as expressly amended by prior Amendments to the Credit Agreement and this Eighth Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

     Section 3.02  Counterparts.  This Eighth Amendment may be executed in any
                   ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Eighth Amendment by telecopier shall be effective as of delivery of a manually executed counterpart of this Eighth Amendment.

     Section 3.03  Capitalized Terms.  Except for proper nouns and as otherwise
                   -----------------
defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Original Credit Agreement, as amended hereby.

     Section 3.04  Conditions Precedent.  This Eighth Amendment shall become
                   --------------------
effective (the "Amendment Effective Date") on the date on which Borrower shall provide to the Banks, the Issuing Bank and the Agent the following:

          (A) A duly executed counterpart original of this Eighth Amendment;

          (B) A certificate of the chief financial officer of the Borrower certifying that, as of the date of this Eighth Amendment, no Event of Default shall have occurred and be continuing and no event, condition, act or omission has occurred and is continuing which, with the passage of time, the giving of notice or both, would constitute a Event of Default, or would result from the execution of this Eighth Amendment;


          (C) A certified copy of the corporate action of the Borrower authorizing the execution and delivery of the performance under this Eighth Amendment;

          (D) A good standing certificate for the Borrower issued by the Secretary of State of the state of its incorporation and of the jurisdiction of its principal place of business;

          (E) A lien certificate for the Borrower issued by the Department of Revenue of the state of its incorporation and of the jurisdiction of its principal place of business;


          (F) A certificate of the secretary or assistant secretary of the Borrower certifying the names of the persons authorized to sign this Eighth Amendment and all other documents and certificates delivered hereunder together with the true signatures of such persons;

          (G) Such other instruments, documents and opinions of counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its special counsel, Tucker Arensberg, P.C.

     Section 3.05  Original Credit Agreement.  From and after the Amendment
                   -------------------------
Effective Date, all references in the Original Credit Agreement to the Original Credit Agreement shall be deemed to be references to the Original Credit Agreement as amended hereby.

     Section 3.06  Entire Agreement.  This Eighth Amendment contains the
                   ----------------
entire agreement between the parties relating to the subject matter hereof; there are merged herein all prior representations, promises and conditions, whether oral or written, in connection with the subject matter hereof, and any representation, promise or condition not incorporated herein shall not be binding upon the parties.

     Section 3.07  Severability.  Whenever possible each provision of this
                   ------------
Eighth Amendment shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Eighth Amendment or any part of such provision shall be prohibited by or invalid under applicable law, such provision of part thereof shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Eighth Amendment.

     Section 3.08  Governing Law.  THIS EIGHTH AMENDMENT AND THE RIGHTS AND
                   -------------
OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

     Section 3.09  Headings.  The headings of this Eighth Amendment are for
                   --------
purposes of reference only and shall not limit or otherwise affect the meaning thereof.

     Section 3.10  References.  All notices, communications, agreements,
                   ----------
certificates, documents or other instruments executed and delivered after the execution and delivery of this Eighth Amendment may refer to the Original Credit Agreement without making specific reference to this Eighth Amendment, but nevertheless all such references shall include this Eighth Amendment unless the context requires otherwise.

     Section 3.11  Taxes.  The Borrower hereby agrees (i) to pay any and all
                   -----
stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Eighth Amendment and such other documents, and (ii) to save each of the Banks, the Issuing Bank and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 3.12  Costs and Expenses.  The Borrower hereby agrees to pay
                   ------------------
all costs and expenses of the Banks, the Issuing Bank and the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent's special counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this Eighth Amendment and the related documents.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby have caused this Eighth Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.



ATTEST:                  (SEAL)                PITT-DES MOINES, INC.


By       /s/   Thomas R. Lloyd                 By       /s/   Richard A. Byers
               ---------------                          ---------------------------
Name:          Thomas R. Lloyd                 Name:          Richard A. Byers
Title:         General Counsel & Secretary     Title:         Vice President Finance and
                                                              Administration

                                               PNC BANK, NATIONAL ASSOCIATION (formerly
                                               Pittsburgh National Bank) as a Bank, as the
                                               Issuing Bank and as the Agent


                                               By       /s/   Lawrence W. Jacobs
                                                       ----------------------------
                                               Name:          Lawrence W. Jacobs
                                               Title:         Vice President


                                               WELLS FARGO BANK, N.A.


                                               By       /s/ Judy Pallios
                                                        ---------------------------
                                               Name:        Judy Pallios
                                               Title:       Vice President


                                               AMERICAN NATIONAL BANK


                                               By       /s/ James R. Popp
                                                        ---------------------------
                                               Name:        James R. Popp
                                               Title:       Vice President
